UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  05/25/2006

SCHOLASTIC CORPORATION
(Exact name of registrant as specified in its charter)

Commission File Number:  000-19860

DELAWARE	13-3385513
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

557 BROADWAY
NEW YORK, NY 10012
(Address of principal executive offices, including zip code)

(212) 343-6100
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Information to be included in the report

Item 1.01.    Entry into a Material Definitive Agreement

Item 1.01 Entry into a Material Definitive Agreement

On May 25, 2006, the Human Resources and Compensation Committee ("Committee") of the Board of Directors (the "Board") of Scholastic Corporation (the "Company"), which consists entirely of independent directors, approved the acceleration of the vesting of all unvested stock options outstanding as of May 30, 2006 granted to employees (including executive officers) and outside directors of the Company, as described below (the "Acceleration"). Substantially all of the affected stock options are currently "underwater" since the fair market value of the stock underlying the awards is less than the applicable exercise price.   Except for the Acceleration, all other terms and conditions applicable to such stock options are unchanged and remain in effect. The Acceleration was made in accordance with the existing stock option plan terms of the related stock option plans and amendments thereto approved by the Committee and/or the Board, as applicable, on May 25, 2006.

The purpose of the Acceleration is to mitigate future compensation expense that the Company expects to recognize in its financial statements with respect to these options as a result of the Company's implementation of Statement of Financial Accounting Standards No. 123 (Revised 2004), "Share-Based Payment" ("SFAS 123R"), which will first apply to the Company beginning June 1, 2006.   Under SFAS 123R, the Company must recognize the compensation cost related to share-based payment transactions, including stock options, in its financial statements.

The Company currently estimates that the future expense that will be eliminated from its consolidated statement of income on a pre-tax basis as a result of the Acceleration will be approximately $23 million over the next four years: $11 million in fiscal 2007, $7 million in fiscal 2008, $4 million in fiscal 2009 and $1 million in fiscal 2010. These estimates, which are unaudited and subject to change, are based on estimated fair value calculations using the Black-Scholes methodology and current market assumptions.

The Acceleration covers the stock options described below.

A.        Stock options outstanding as of May 30, 2006 to purchase an aggregate of 582,750 shares of the Company's Class A Stock, par value $.01 per share, previously granted to Mr. Richard Robinson, Chairman of the Board, President and Chief Executive Officer of the Company, under the Company's 2004 Class A Stock Incentive Plan and having a weighted average exercise price of $33.45 per share. 166,500 of these options were scheduled to vest in each of fiscal 2007, fiscal 2008 and fiscal 2009 and 83,250 of these options were scheduled to vest in fiscal 2010.

B.        Stock options outstanding as of May 30, 2006 to purchase an aggregate of 1,380,333 shares of the Company's common stock, par value $.01 per share ("Common Stock"), having a weighted average exercise price of $31.00 per share, previously granted to employees and executive officers (other than Mr. Robinson, who did not have any unvested options to purchase Common Stock) as further described below, under the Company's 1995 Stock Option Plan and 2001 Stock Incentive Plan. Of these options, 705,060 were scheduled to vest in fiscal 2007, 442,826 were scheduled to vest in fiscal 2008, 145,947 were scheduled to vest in fiscal 2009 and 86,500 were scheduled to vest in fiscal 2010.

Executive Officers and one employee director
(13 persons): 601,801 options at a weighted average exercise price of $31.72.
All Other Employees (157 persons): 778,532 options at a weighted average exercise price of $30.45.

C.        Stock options outstanding as of May 30, 2006 to purchase an aggregate of 48,000 shares of Common Stock previously granted to eight non-employee directors under the Company's 1997 Outside Directors Stock Option Plan at an exercise price of $36.41, all of which were scheduled to vest on September 20, 2006.

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SCHOLASTIC CORPORATION

Date: June 01, 2006	By:	/s/ Mary A. Winston
Mary A. Winston
Chief Financial Officer